AMENDED AND RESTATED
LIMITED LIABILITY COMPANY
OPERATING AGREEMENT

OF

ILLINOIS POWER HOLDINGS, LLC

This Amended and Restated Limited Liability Company Operating Agreement (as amended from time to time, this "Agreement") of Illinois Power Holdings, LLC, a Delaware limited liability company (the "Company") is effective as of December 2, 2013 by Illinois Power Holdings II, LLC, a Delaware limited liability company (the "Member"). Capitalized terms used and not otherwise defined herein have the meanings set forth in Schedule A hereto which is incorporated herein by reference.

The Company was formed as a "special purpose entity" for the purposes and activities described in this Agreement. The Member agrees to conduct the Company's affairs in a manner consistent with the Delaware Limited Liability Company Act, 6 Del. C. § 18-101, et seq. (as amended, supplemented or restated from time to time, and any successor to such statute, the "Act"), the Certificate (as defined herein) and this Agreement.

Section 1. Name.

The name of the limited liability company is Illinois Power Holdings, LLC.

Section 2. Formation; Term.

The Company was formed as a limited liability company pursuant to and in accordance with the Act by the execution and filing a Certificate of Formation (the "Certificate") with the Secretary of State of the State of Delaware on March 7, 2013 (the "Formation Date"). The Certificate was executed and filed by Kimberly M. O'Brien as an "authorized person" of the Company within the meaning of the Act, and the execution and filing of the Certificate by such authorized person is hereby ratified, approved and confirmed. The Company shall have perpetual existence as a separate legal entity unless and until the Certificate is canceled in accordance with the Act and this Agreement.

Section 3. Principal Business Office.

The initial principal business office of the Company shall be located at 601 Travis Street, Suite 1400, Houston, TX 77002, or at such other location as may hereafter be determined by the Member.

Section 4. Registered Office and Registered Agent.

The address of the registered office of the Company in the State of Delaware is 1209 Orange Street, Wilmington, Delaware 19808, and the name of its registered agent at such address is The Corporation Trust Company.

Section 5. Business and Purposes.

The nature of the business and sole purposes to be conducted or promoted by the Company are to engage only in the following activities, in each case subject to the limitations set forth in Section 9 of this Agreement:

(a) To engage in, or cause one or more agents to act and engage on its behalf in, any lawful act or activity and to exercise any powers permitted to limited liability companies organized under the laws of the State of Delaware;

(b) To act as the holding company for certain energy companies and related companies acquired pursuant to the Transaction Agreement by and between Ameren Corporation and the Company dated March 14, 2013; and

(c) To engage in, or cause one or more agents to act and engage on its behalf in, any other activities reasonably related or incidental to any of the foregoing activities and purposes.

The Company is hereby authorized to execute, deliver and perform, and the Member, the Manager or the Officers on behalf of the Company are hereby authorized to execute and deliver all documents, agreements, certificates, or financing statements contemplated thereby or related thereto, all without any further act, vote or approval of any other Person notwithstanding any other provision of this Agreement. The foregoing authorization shall not be deemed a restriction on the powers of the Member, the Manager or the Officers to enter into other agreements on behalf of the Company that are otherwise not prohibited by this Agreement.

Section 6. Members.

(a) Limited liability company interests in the Company shall be expressed in percentages. For all purposes hereunder the Member holds 100% of the limited liability company interest in the Company and is its sole Member as of the date hereof. Except as expressly permitted by this Agreement, no other Person shall be admitted as a Member of the Company, and no additional interest in the Company shall be issued, in each case without the approval of the Member. Upon the admission of any other Person as a Member, this Agreement shall be revised to address the relative rights and obligations of the Members and, to the extent required by law, the change of status for income tax purposes.

(b) Subject to Section 9 of this Agreement, any action or decision which is required or permitted to be taken or made by the Member of the Company may be taken by written consent signed by the Member.

(c) Each limited liability company interest in the Company shall constitute a "security" within the meaning of, and governed by, (i) Article 8 of the Uniform Commercial Code (including Section 8-102(a)(15) thereof) as in effect from time to time in the State of Delaware ("Article 8"), and (ii) Article 8 of the Uniform Commercial Code of any other applicable jurisdiction that now or hereafter substantially includes the 1994 revisions to Article 8 thereof as adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws and approved by the American Bar Association on February 14, 1995. The limited liability company interests in the Company shall be evidenced by

certificates (the "Membership Certificates"), and the Membership Certificates shall be signed by any Operating Manager or Officer, as authorized signatory on behalf of the Company, and shall be in such form as such Operating Manager or such Officer determines. The certificated limited liability company interests shall be "certificated securities" and shall be in registered form within the meaning of Article 8. Notwithstanding any provision of this Agreement to the contrary, to the extent that any provision of this Agreement is inconsistent with any non-waivable provision of Article 8, such provision of Article 8 shall be controlling. Subject to any limitations on the admission of additional Members set forth in this Agreement, additional Membership Certificates may be issued to an additional Member only upon the admission of such additional Member pursuant to this Agreement. Each Membership Certificate issued hereunder shall bear substantially the following legend:

> "THIS CERTIFICATE IS ISSUED PURSUANT TO THE TERMS OF THAT CERTAIN AMENDED AND RESTATED LIMITED LIABILITY COMPANY OPERATING AGREEMENT OF ILLINOIS POWER HOLDINGS, LLC DATED DECEMBER 2, 2013, AND EFFECTIVE AS OF DECEMBER 2, 2013 (THE "AGREEMENT"). THIS CERTIFICATE EVIDENCES A LIMITED LIABILITY COMPANY INTEREST IN THE COMPANY AND SHALL BE A SECURITY FOR PURPOSES OF (I) ARTICLE 8 OF THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN THE STATE OF DELAWARE AND (II) ARTICLE 8 OF THE UNIFORM COMMERCIAL CODE OF ANY OTHER APPLICABLE JURISDICTION THAT NOW OR HEREAFTER SUBSTANTIALLY INCLUDES THE 1994 REVISIONS TO ARTICLE 8 THEREOF AS ADOPTED BY THE AMERICAN LAW INSTITUTE AND THE NATIONAL CONFERENCE OF COMMISSIONERS ON UNIFORM STATE LAWS AND APPROVED BY THE AMERICAN BAR ASSOCIATION ON FEBRUARY 14, 1995. THE TRANSFER OF THIS CERTIFICATE AND THE INTERESTS REPRESENTED HEREBY IS RESTRICTED AS DESCRIBED IN THE AGREEMENT."

Section 7. Limited Liability Company Powers.

Subject to Section 8(c) and Section 9 of this Agreement, the Company shall have and exercise all of the powers and rights conferred upon limited liability companies formed pursuant to the Act, including all powers necessary, convenient or incidental to accomplish its special purposes as set forth in Section 5 of this Agreement.

Section 8. Management.

(a) Management by Managers. Subject to Section 8(c) and Section 9 of this Agreement, the business and affairs of the Company shall be managed by or under the direction of one or more managers (each, in its capacity as a manager of the Company, a "Manager" and together the "Managers"). The Company initially will have three (3) Managers, two (2) of which will be the Operating Managers and one (1) of which will be the Independent Manager. Subject to any limitations on appointment, removal or resignation of the Managers set forth in this Agreement, each Manager shall hold office until a successor is elected and qualified or until such Manager's earlier death, resignation, expulsion or removal. The names and street addresses of

the initial Operating Managers and initial Independent Manager are set forth below their signatures on this Agreement.

(b) Authority of Managers. Subject to the power of the Member to appoint and remove the Managers from time to time in accordance with this Agreement and subject to this Section 8(b), Section 8(c) and Section 9 of this Agreement, the Managers (and not the Member) shall have the power and authority to do any and all acts, and to authorize and approve any and all matters necessary, convenient or incidental to or for the furtherance of the Company purposes described in this Agreement, including all powers under the Act, the Certificate, this Agreement or otherwise. The Member, in its capacity as a Member, shall not have any authority to bind the Company except as required under any mandatory provision of the Act. Subject to Sections 5, 8(c) and 9 of this Agreement, the Operating Managers and the Independent Manager will have the relative rights, management powers and authority to bind the Company as provided in this Section 8(b), as applicable.

(i) Operating Managers. Subject to the limitations set forth in Section 9 of this Agreement and any Independent Approval Matters requiring the affirmative approval of the Independent Manager as provided in Section 8(b)(ii) of this Agreement, the Operating Managers, acting together, shall have the power and authority on behalf of the Company to take any and all actions, and to authorize and approve any and all matters, relating to the business and operations of the Company.

(A) Subject to having first obtained the Independent Manager's approval for any Independent Approval Matters, the Operating Managers shall have the authority, acting together and not individually, to execute and deliver, or authorize the execution and delivery of, all documents, deeds and instruments in the name of and on behalf of the Company and each of them shall use the title "Manager" when executing any such documents. The signatures of the Operating Managers on behalf of the Company shall be binding on the Company, and shall be sufficient to acquire and convey title to any of the Company's property or to execute any promissory notes, security agreements, trust deeds, mortgages or other instruments of hypothecation or any other agreements or documents necessary to effectuate any provision of this Agreement or carry out the purposes of the Company, and a copy of this Agreement may be shown to the appropriate parties to confirm the same.

(B) Subject to the limitations set forth in this Section 8 and Section 9 of this Agreement and subject always to the supervision and direction of the Operating Managers, the day-to-day operations, execution and administration of the business of the Company shall be carried out by persons who may be designated as officers (each, an "Officer" and, collectively, the "Officers") as and to the extent authorized by the Operating Managers. The Operating Managers

may appoint such Officers and agents as they shall deem necessary or advisable who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Operating Managers. Subject to the limitations set forth in this Section 8 and Section 9 of this Agreement, the Operating Managers shall have the authority to delegate to one or more Officers any and all matters pertaining to the operation of the business of the Company in its ordinary course, as determined by the Operating Managers in their sole discretion, including the execution and delivery of any and all documents, deeds, agreements and any other instruments in the name of and on behalf of the Company in respect of such matters. An Officer shall hold office until such Officer's successor is chosen and qualified. Any Officer may be removed at any time, with or without cause, by the Operating Managers. Any vacancy occurring in any office of the Company shall be filled by the Operating Managers.

(C) Any Person dealing with the Company may rely (without duty of further inquiry) upon a certificate signed by an Operating Manager or an Officer as to: (x) the identity of the Member, any Manager or any Officer; (y) the existence or nonexistence of any fact or facts that constitute a condition precedent to acts by an Operating Manager (including the prior approval of (i) the Independent Manager as to any matters requiring the Independent Manager's approval hereunder and (ii) the other Operating Managers as to any other matters) or an Officer; and (z) the Persons that are authorized to execute and deliver any instrument or document of the Company.

(ii) Independent Manager. The Company shall have an Independent Manager whose separate vote and approval shall be required in order for the Company to approve and take any of the following actions (the "Independent Approval Matters"):

(A) Filing or consenting to the filing of any Bankruptcy, insolvency or reorganization petition naming the Company as debtor or otherwise instituting bankruptcy or insolvency proceedings by or against the Company or any Subsidiary or otherwise seeking with respect to the Company or any Subsidiary relief under any laws relating to the relief from debts or the protection of debtors generally;

(B) Seeking or consenting to the appointment of a receiver, liquidator, conservator, assignee, trustee, sequestrator, custodian or any similar official for the Company, any Subsidiary or all or any portion of any of its properties;

(C) Making or consenting to any assignment for the benefit of the Company's or any Subsidiary's creditors;

(D) Admitting in writing the inability of the Company or any Subsidiary to pay its debts generally as they become due;

(E) Consenting to substantive consolidation of the Company or any Subsidiary with the Member or any Restricted Affiliate;

(F) To the fullest extent permitted by law, dissolving or liquidating, in whole or in part, or consolidating, or converting the Company to another form of business entity or merging the Company with, or selling, conveying or transferring all or substantially all of the Company's properties and assets to, any Person;

(G) Engaging in any business or purpose other than the purposes set forth in Section 5 of this Agreement;

(H) Amending, restating, supplementing or otherwise modifying the Certificate or this Agreement;

(I) Entering into, amending or terminating any material intercompany agreement with any Restricted Affiliate;

(J) Making any distribution of cash or property to the Member;

(K) Permitting and/or approving (1) the advance of funds to the Company from a Restricted Affiliate of the Company (other than capital contributions from its direct parent company), and (2) any Restricted Affiliate of the Company to otherwise supply funds to, or guaranty debts of, the Company; or

(L) Taking any action in furtherance of any of the above listed Independent Approval Matters set forth in (A) through (K).

For purposes of this Section 8(b)(ii), the Independent Director shall be permitted to engage an independent advisor, in addition to outside counsel, in connection with evaluating any of the Independent Approval Matters.

(c) Notwithstanding any other provision of this Agreement and any provision of law that otherwise so empowers the Company, the Member, any Operating Manager or any other Person, neither the Member nor any Operating Manager nor any other Person shall be authorized or empowered, nor shall they permit the Company, and the Company shall not, without the affirmative vote of all of the Managers, including the Independent Manager, take action on any of the Independent Approval Matters, provided, however, that neither the Member nor the Operating Managers may authorize the taking of any action on any Independent Approval Matter, unless there is an Independent Manager then serving in such capacity. It is the intent of

this Section 8 that the authority of the Independent Manager shall be limited only to exercising the approval rights specifically set forth in this Agreement and the Independent Manager shall have no other right or authority to bind the Company. The Independent Manager shall not at any time serve as trustee in Bankruptcy for the Company or any Affiliate of the Company. No resignation or removal of the Independent Manager, and no appointment of a successor Independent Manager, shall be effective until (i) such successor shall have accepted his or her appointment as an Independent Manager by executing a counterpart to this Agreement, and (ii) the other provisions of this Section 8 have been complied with. In the event of a vacancy in the position of Independent Manager, the Member shall, as soon as practicable, appoint a successor Independent Manager.

Section 9. Limitations on the Company's Activities; Separateness Provisions.

The Company shall conduct its affairs in the following manner:

(a) the Company shall at all times maintain at least one (1) manager of the Company who will be a natural person who is Independent within the meaning of this Agreement and is serving as a Manager of the Company for the express purposes of approving the Independent Approval Matters set forth in Section 8(b) of this Agreement (the "Independent Manager");

(b) the Company shall maintain with commercial banking institutions its own deposit account or accounts, separate from those of, and not commingled with, any of its Restricted Affiliates; the funds of the Company will not be diverted to or for any purpose other than for the use of the Company and its subsidiaries and the funds of the Company shall not be commingled with those of any of its Restricted Affiliates or any other Person; provided that (i) nothing herein shall restrict any of the arrangements or provisions of any cash management agreement collectively approved by the Operating Managers and the Independent Manager and (ii) this provision, subject to Section 8(b)(ii)(J) of this Agreement, shall not be interpreted to restrict the ability of the Company to make distributions in accordance with this Agreement and applicable law;

(c) the Company shall, to the extent that the Company contracts or does business with vendors or service providers where the goods and services provided are partially for the benefit of any other Person, fairly allocate the costs incurred in so doing to or among the Company and such other entities for whose benefit the goods and services are provided, and the Company and each such entity shall bear its fair share of such costs. Material transactions between the Company and any of its Restricted Affiliates shall be only on an arm's-length basis and must be approved by the Managers, including the Independent Manager;

(d) the Company shall conduct its affairs strictly in accordance with this Agreement and observe all necessary, appropriate and customary company formalities, including, but not limited to, holding all regular and special members' and managers' meetings appropriate to authorize all company action, keeping separate and accurate minutes of such meetings, passing all resolutions or consents necessary to authorize actions taken or to be taken, and maintaining accurate and separate books, records and accounts, including, but not limited to, intercompany transaction accounts;

(e) the Company shall ensure that decisions with respect to its business and daily operations in the ordinary course shall be independently made by the Company (although the Officer making any particular decision may also be an employee, officer or manager of an Affiliate of the Company) and shall not be dictated by any Restricted Affiliate of the Company;

(f) the Company shall maintain its own Officers and managers (who may also be an employee, officer or manager of an Affiliate of the Company, without modifying the requirement for an Independent Manager under (and, for the avoidance of doubt, as defined in) clause (a)) and act solely in its own Company name and through its own authorized officers and agents;

(g) the Company shall not make loans or advances to, and shall not acquire obligations or securities of, any Restricted Affiliate of the Company;

(h) the Company shall pay all taxes, expenses, indebtedness and other obligations (including allocated amounts) incurred by it from its own separate assets;

(i) the Company shall not enter into any guaranty or otherwise assume or hold itself out or permit itself to be held out as having guaranteed or otherwise assumed, or otherwise become liable (other than as required by law) or pledge any assets, with respect to any liability or obligation of any of its Restricted Affiliates;

(j) the Company shall ensure that any financial reports required of the Company shall comply with generally accepted accounting principles and shall be issued separately from, but may be consolidated with, any reports prepared for any of its Affiliates;

(k) the Company shall ensure that at all times it is adequately capitalized to engage in the transactions contemplated in this Agreement;

(l) the Company shall ensure that the financial statements and books and records of the Company and its Restricted Affiliates reflect the separate existence of the Company and its assets and observe all necessary, appropriate and customary corporate formalities;

(m) the Company shall not act as agent for any of its Restricted Affiliates, but instead present itself to the public (including to any Restricted Affiliate's creditors) and in its business correspondence and communications, under the Company's own name and as a separate and distinct entity and correct any major misunderstanding regarding the same;

(n) the Company shall maintain in full effect its existence and rights and franchises as a company under the laws of its jurisdiction of organization and obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to the conduct of its business;

(o) the Company shall ensure that the assets of the Company shall be separately identified, maintained and segregated and shall at all times be held by or on behalf of the Company and, if held on behalf of the Company by another entity, shall at all times be kept identifiable (in accordance with customary usages) as assets owned by the Company. In no event shall any of the Company's material assets be held on its behalf by any Restricted Affiliates; and

(p) the Company shall not engage in any activities other than those contemplated by this Agreement.

Section 10. Limited Liability.

Except as otherwise expressly provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be the debts, obligations and liabilities solely of the Company, and neither the Member nor any Manager shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member or Manager of the Company.

Section 11. Capital Contributions.

The Member may, but shall not be required to, make contributions to the capital of the Company from time to time. No interest shall be paid on capital contributions made by any Member. No Member shall have any duty or obligation to any creditor of the Company to make any contribution to the Company or to issue any call for capital pursuant to this Agreement.

Section 12. Allocation of Profits and Losses.

The Company's profits and losses shall be allocated to the Member and shall be reported by the Member for tax purposes.

Section 13. Distributions.

Subject to Section 8(b)(ii)(J) of this Agreement, distributions of cash or property may be made to the Member at the times and in the aggregate amounts determined by the Managers, including the Independent Manager. Notwithstanding any provision to the contrary contained in this Agreement, the Managers shall not cause the Company to make any distribution to the Member on account of its limited liability company interest in the Company if such distribution would violate the Act or any other applicable law.

Section 14. Books and Records.

The Company shall keep complete and accurate books of account and records with respect to the Company's business. The books of the Company shall at all times be maintained by the Operating Managers, the Officers or by duly compensated agents of the Company engaged by the Operating Managers or the Officers for such purposes. The Member and its duly authorized representatives shall have the right to examine the Company books, records and documents during normal business hours. The Company's books of account shall be kept using the method of accounting determined by the Operating Managers. The Company's independent auditor, if any, shall be an independent public accounting firm selected by the Operating Managers or any Officer authorized by the Operating Managers.

Section 15. Tax Classification.

The Member intends that the Company be a disregarded entity for federal income tax purposes, in accordance with Treasury Regulation Section 301.7701-3(b)(ii), and no election to

the contrary shall be made. All of the profits and losses of the Company shall be reported by the Member in accordance with such classification.

Section 16. Other Business.

Notwithstanding any duty otherwise existing at law or in equity, the Member, the Managers and any of their respective Affiliates may engage in or possess an interest in other business ventures (unconnected with the Company) of every kind and description, independently or with others, and the Company shall not have any rights in or to such independent ventures or the income or profits therefrom by virtue of this Agreement.

Section 17. Exculpation and Indemnification.

(a) To the fullest extent permitted by law, none of the Member, the Operating Managers, the Officers or any other authorized agent, employee, representative, agent or Affiliate of the Member, or the Operating Managers (collectively, the "Non-Independent Covered Persons") shall be liable to the Company or any other Person that is a party to or is otherwise bound by this Agreement for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Non-Independent Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Non-Independent Covered Person by this Agreement, except that a Non-Independent Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Non-Independent Covered Person's gross negligence or willful misconduct. To the fullest extent permitted by law, neither the Independent Manager nor any Affiliate of the Independent Manager (collectively, the "Independent Covered Persons"; and together with the Non-Independent Covered Persons, the "Covered Persons") shall be liable to the Company or any other Person that is party to or is otherwise bound by this Agreement for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Independent Covered Person, except that an Independent Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Independent Covered Person's act or omission that constitutes a bad faith violation of the implied contractual covenant of good faith and fair dealing.

(b) To the fullest extent permitted by applicable law, a Covered Person shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person, except that a Covered Person shall not be indemnified for any loss, damage or claim incurred by any such Covered Person by reason of any such act or omission for which such Covered Person is not exculpated pursuant to Section 17(a) of this Agreement; provided, however, that any indemnity under this Section 17(b) by the Company shall be provided out of and to the extent of Company assets and only in accordance with Section 17(f) of this Agreement, and neither the Member, the Managers nor any Officer shall have any personal liability on account thereof.

(c) To the fullest extent permitted by applicable law, expenses (including reasonable legal fees) incurred by a Covered Person defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking

by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in this Section 17.

(d) A Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any Person as to matters the Covered Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, or any other facts pertinent to the existence and amount of assets from which distributions to the Member might properly be paid.

(e) To the extent that, at law or in equity, a Covered Person has duties (including fiduciary duties) and liabilities relating thereto to the Company or to any other Covered Person, a Covered Person acting under this Agreement shall not be liable to the Company or to any other Person bound by this Agreement for its good faith reliance on the provisions of this Agreement or any approval or authorization granted by the Company or any other Covered Person. The provisions of this Agreement to the extent that they restrict or eliminate the duties and liabilities of a Covered Person to the Company, the Member or any other Person otherwise bound by this Agreement otherwise existing at law or in equity, are agreed by the Member and the Managers to replace such other duties and liabilities of such Covered Person.

(f) The foregoing provisions of this Section 17 shall survive any termination of this Agreement.

Section 18. Transfer of Limited Liability Company Interests.

The Member may at any time transfer in whole or in part its limited liability company interest in the Company. The transferee shall be an assignee with rights as described in Section 18-702 of the Act until such transferee is admitted as the Member of the Company upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement, which instrument may be a counterpart signature page to this Agreement. If the Member transfers all of its limited liability company interest in the Company pursuant to this Section 18, such admission shall be deemed effective simultaneously with the transfer and, immediately upon such admission, the transferor Member shall cease to be a member of the Company. Notwithstanding anything in this Agreement to the contrary, any successor to the Member by merger or consolidation in compliance with this Agreement shall, without further act, be the Member hereunder, and such merger or consolidation shall not constitute a transfer for purposes of this Agreement and the Company shall continue without dissolution.

Section 19. Dissolution.

(a) Subject to Section 8(b)(ii)(F) of this Agreement, the Company shall be dissolved, and its affairs shall be wound up upon the first to occur of the following: (i) the termination of the legal existence of the last remaining member of the Company or the occurrence of any other event which terminates the continued membership of the last remaining member of the Company in the Company unless the Company is continued without dissolution in a manner permitted by this Agreement or the Act or (ii) the entry of a decree of judicial dissolution of the Company

pursuant to the Act. Upon the occurrence of any event that causes the last remaining member of the Company to cease to be a member of the Company or that causes the Member to cease to be a member of the Company (other than upon continuation of the Company without dissolution upon an assignment by the Member of all of its limited liability company interest in the Company and the admission of the transferee pursuant to Section 18 of this Agreement), to the fullest extent permitted by law, the personal representative of such member is hereby authorized to, and shall, within 90 days after the occurrence of the event that terminated the continued membership of such member in the Company, agree in writing (x) to continue the Company and (y) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of the Company, effective as of the occurrence of the event that terminated the continued membership of such member in the Company. Notwithstanding any other provision of this Agreement, the Bankruptcy of the Member shall not cause the Company to be dissolved or its affairs to be wound up, or the Member to cease to be a member of the Company and upon the occurrence of such an event, the business of the Company shall continue without dissolution.

(b) Notwithstanding any other provision of this Agreement, the Member waives any right it might have to agree in writing to dissolve the Company upon the Bankruptcy of the Member.

(c) In the event of dissolution, the Company shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the Company in an orderly manner), and the assets of the Company shall be applied in the manner, and in the order of priority, set forth in the Act.

(d) The Company shall terminate when (i) all of the assets of the Company, after payment of or due provision for all debts, liabilities and obligations of the Company, shall have been distributed to the Member and (ii) the Certificate shall have been canceled in the manner required by the Act.

Section 20. Waiver of Partition; Nature of Interest.

To the fullest extent permitted by law, the Member hereby irrevocably waives any right or power that it might have to cause the Company or any of its assets to be partitioned, or except as otherwise expressly provided in this Agreement, to cause the appointment of a receiver for all or any portion of the assets of the Company, to compel any sale of all or any portion of the assets of the Company pursuant to any applicable law or to file a complaint or to institute any proceeding at law or in equity to cause the dissolution, liquidation, winding up or termination of the Company. The Member shall not have any interest in any specific assets of the Company, and the Member shall not have the status of a creditor with respect to any distribution pursuant to this Agreement.

Section 21. Benefits of Agreement; No Third-Party Rights.

None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditor of the Company or by any creditor of the Member. Nothing in this Agreement shall be deemed to create any right in any Person (other than Covered Persons) not a party hereto, and

this Agreement shall not be construed in any respect to be a contract in whole or in part for the benefit of any third Person (other than Covered Persons and except as provided in Section 24 of this Agreement).

Section 22. Severability of Provisions.

Each provision of this Agreement shall be considered severable and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Agreement which are valid, enforceable and legal.

Section 23. Entire Agreement.

This Agreement and the Schedules hereto constitute the entire agreement of the parties with respect to the subject matter hereof.

Section 24. Binding Agreement.

Notwithstanding any other provision of this Agreement, the Member agrees that this Agreement constitutes a legal, valid and binding agreement of the Member, and is enforceable against the Member by the Independent Manager in accordance with its terms. The Independent Manager shall be an intended beneficiary of this Agreement.

Section 25. Governing Law.

This Agreement shall be governed by and construed under the laws of the State of Delaware (without regard to conflict of laws principles), all rights and remedies being governed by such laws.

Section 26. Amendments.

Subject to any limitations set forth in Section 8(b)(ii), Section 8(c) and Section 9 of this Agreement, this Agreement may be modified, altered, supplemented or amended pursuant to a written agreement executed and delivered by the Member and the Managers (including the Independent Manager). However, any amendment to or repeal of Section 17 shall not adversely affect any right or protection of a Covered Person for or with respect to any acts or omissions of such Covered Person occurring prior to such amendment or repeal.

Section 27. Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Agreement and all of which together shall constitute one and the same instrument.

Section 28. Notices.

Any notice, demand or communication required or permitted to be given by any provision of this Agreement shall be in writing and shall be deemed to have been sufficiently

given or served for all purposes if delivered personally or by facsimile to the party or to an executive officer of the party to which the same is directed or, if sent by registered or certified mail, postage and charges prepaid, addressed to the Member's and/or Company's address, as shown in the records of the Company. Except as otherwise provided herein, any such notice shall be deemed to be given five (5) days after the date on which the same was deposited in the United States mails, addressed as aforesaid, or on such earlier date that it is actually received by personal delivery or facsimile or electronic transmission.

[*Signature page(s) follow*]

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this Limited Liability Company Operating Agreement as of the date first written above.

MEMBER: ILLINOIS POWER HOLDINGS II, LLC,
a Delaware limited liability company

By: _______________ HOL
Name: Kelly D. Tlachac
Title: Corporate Secretary

Appointment as OPERATING MANAGER accepted and agreed to by:

By: _______________ HOL
Name: Carolyn Burke

601 Travis Street, Suite 1400
Houston, TX 77002

Appointment as OPERATING MANAGER accepted and agreed to by:

By: _______________ HOL
Name: Mario Alonso

601 Travis Street, Suite 1400
Houston, TX 77002

Appointment as INDEPENDENT MANAGER accepted and agreed to by:

By: _______________ HOL
Name: Orlando Figueroa

601 Travis Street, Suite 1400
Houston, TX 77002

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this Limited Liability Company Operating Agreement as of the date first written above.

MEMBER: ILLINOIS POWER HOLDINGS II, LLC,
a Delaware limited liability company

By: ________________________ HDL
Name: Kelly D. Tlachac
Title: Corporate Secretary

Appointment as OPERATING MANAGER accepted and agreed to by:

By: ________________________ HDL
Name: Carolyn Burke

601 Travis Street, Suite 1400
Houston, TX 77002

Appointment as OPERATING MANAGER accepted and agreed to by:

By: ________________________ HDL
Name: Mario Alonso

601 Travis Street, Suite 1400
Houston, TX 77002

Appointment as INDEPENDENT MANAGER accepted and agreed to by:

By: ________________________ HDL
Name: Orlando Figueroa

601 Travis Street, Suite 1400
Houston, TX 77002

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this Limited Liability Company Operating Agreement as of the date first written above.

MEMBER: ILLINOIS POWER HOLDINGS II, LLC,
a Delaware limited liability company

By: ______________________
Name: Kelly D. Tlachac
Title: Corporate Secretary

Appointment as OPERATING MANAGER accepted and agreed to by:

By: ______________________
Name: Carolyn Burke

601 Travis Street, Suite 1400
Houston, TX 77002

Appointment as OPERATING MANAGER accepted and agreed to by:

By: ______________________
Name: Mario Alonso

601 Travis Street, Suite 1400
Houston, TX 77002

Appointment as INDEPENDENT MANAGER accepted and agreed to by:

By: ______________________
Name: Orlando Figueroa

601 Travis Street, Suite 1400
Houston, TX 77002

SCHEDULE A

Definitions and Rules of Construction

A. Definitions. When used in this Agreement, the following terms have the following meanings:

"Act" has the meaning set forth in the preamble to this Agreement.

"Affiliate" means any entity (other than the Company) (i) which owns beneficially, directly or indirectly, more than 50% of the outstanding shares of the common stock or membership interests or which is otherwise in Control of the Company, (ii) of which more than 50% of the outstanding voting securities are owned beneficially, directly or indirectly, by any entity described in clause (i) above, or (iii) which is Controlled by any entity described in clause (i) above.

"Agreement" has the meaning set forth in the preamble to this Agreement.

"Article 8" has the meaning set forth in Section 6(c).

"Bankruptcy" means, with respect to any Person, (a) if such Person (i) makes an assignment for the benefit of creditors, (ii) files a voluntary petition in bankruptcy, (iii) is adjudged a bankrupt or insolvent, or has entered against it an order for relief, in any bankruptcy or insolvency proceedings, (iv) files a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding of this nature, (vi) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the Person or of all or any substantial part of its properties, or (b) if 120 days after the commencement of any proceeding against the Person seeking reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, if the proceeding has not been dismissed, or if within 90 days after the appointment without such Person's consent or acquiescence of a trustee, receiver or liquidator of such Person or of all or any substantial part of its properties, the appointment is not vacated or stayed, or within 90 days after the expiration of any such stay, the appointment is not vacated. The foregoing definition of "Bankruptcy" is intended to replace and shall supersede and replace the definition of "Bankruptcy" set forth in Sections 18-101(1) and 18-304 of the Act.

"Certificate" has the meaning set forth in Section 2.

"Company" has the meaning set forth in the preamble to this Agreement.

"Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management, policies or activities of a Person, whether through ownership of voting securities, by contract or otherwise. "Controlled" and "Controlling" shall have correlative meanings.

"Covered Persons" has the meaning set forth in Section 17(a).

"Formation Date" has the meaning set forth in Section 2.

"Independent" means, in relation to a Manager, a natural person who is not, and has never been, and will not while serving as a Manager be, any of the following:

(i) a member, partner, equityholder, manager, director, officer or employee of any equityholder or Affiliate of the Company (other than as an independent director or manager of an Affiliate of the Company or any special purpose equityholder that is not in the direct chain of ownership of the Company and that is required by a creditor to be a special purpose entity);

(ii) a creditor of or a supplier or service provider (including provider of professional services) to the Company, any special purpose equityholder of the Company, or any of their respective equityholders or Affiliates (other than in his or her capacity as an employee of a nationally-recognized company that in the ordinary course of business provides professional independent directors to the Company, the Member, or any of their respective equityholders or Affiliates);

(iii) a member, partner, equityholder, manager, director, officer or employee of an entity that competes with the Company or its Affiliates; or

(iv) an immediate family member of any member, partner, equityholder, manager, director, officer, employee, creditor, supplier or service provider identified in clause (ii) or (iii) above.

"Independent Approval Matters" has the meaning set forth in Section 8(b)(ii).

"Independent Covered Persons" has the meaning set forth in Section 17(a).

"Independent Manager" has the meaning set forth in Section 9(a).

"Manager" and "Managers" have the meanings set forth in Section 8. Each Manager is hereby designated as a "manager" within the meaning of Section 18-101(10) of the Act.

"Member" means Illinois Power Holdings II, LLC, and includes any Person admitted as an additional or substitute member of the Company pursuant to the provisions of this Agreement, each in its capacity as a member of the Company bound by this Agreement.

"Membership Certificate" has the meaning set forth in Section 6(c).

"Non-Independent Covered Persons" has the meaning set forth in Section 17(a).

"Officer" has the meaning set forth in Section 8(b)(i)(B).

"Operating Manager" means a Manager of the Company vested with authority to take any and all actions, and to authorize and approve any and all matters, in the name of and on behalf of the Company relating to the business and operations of the Company, subject only to

appointment and removal by the Member and those matters requiring the additional approval of the Independent Manager.

"Person" means any individual, corporation, partnership, joint venture, limited liability company, limited liability partnership, association, joint stock company, trust, unincorporated organization, or other organization, whether or not a legal entity, and any governmental authority. When used without capitalization, "person" refers to an individual.

"Restricted Affiliate" means Dynegy Inc. and any of Dynegy Inc.'s Affiliates other than the Company's direct and indirect subsidiaries.

"Subsidiary" shall mean any and all direct and indirect subsidiaries of the Company.

B. Rules of Construction

Definitions in this Agreement apply equally to both the singular and plural forms of the defined terms. The words "include" and "including" shall be deemed to be followed by the phrase "without limitation." The terms "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Section, paragraph or subdivision. The Section titles appear as a matter of convenience only and shall not affect the interpretation of this Agreement. All Section, paragraph, clause, Exhibit or Schedule references not attributed to a particular document shall be references to such parts of this Agreement.